Exhibit 16.1

LOUGHEED & COMPANY LLC
CERTIFIED PUBLIC ACCOUNTANTS

January 6, 2009

Securities and Exchange Commission
Washington, DC  20549

Re:	Kesselring Holding Corporation
File No. 000-52375

Dear Sir or Madam:

     We have read Item 4.01 of the Form 8-K of Kesselring Holding Corporation and agree with the statements relating only to Lougheed & Company LLC  contained therein.

/s/ Lougheed & Company LLC
Tampa, Florida